UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2012 (May 14, 2012)

DEVON ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 WEST SHERIDAN AVE., OKLAHOMA CITY, OK		73102-5010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 14, 2012, Devon Energy Corporation (the “Company”) closed its previously announced public offering of $750 million aggregate principal amount of its 1.875% Senior Notes due 2017 (the “2017 Notes”), $1 billion aggregate principal amount of its 3.250% Senior Notes due 2022 (the “2022 Notes”) and $750 million aggregate principal amount of its 4.750% Senior Notes due 2042 (the “2042 Notes” and together with the 2017 Notes and the 2022 Notes, the “Notes”). The Notes were issued pursuant to an indenture dated as of July 12, 2011 (the “Base Indenture”), between the Company and UMB Bank, National Association, as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 2, dated as of May 14, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Company is filing the Supplemental Indenture as Exhibit 4.1 to this report. By filing this report, the Company is causing this exhibit to be incorporated by reference herein.

The Notes are general obligations of the Company, which rank equally with all existing and future unsecured and unsubordinated debt of the Company. The 2017 Notes will bear interest at a rate of 1.875% per annum. The 2022 Notes will bear interest at a rate of 3.250% per annum. The 2042 Notes will bear interest at a rate of 4.750% per annum. Interest on the Notes will be payable semi-annually on November 15 and May 15 of each year, beginning on November 15, 2012, to persons who are registered holders of the Notes on the immediately preceding November 1 and May 1, respectively.

The Indenture limits the ability of the Company to incur liens, consolidate, merge or sell its assets, in each case subject to certain qualifications set forth in the Indenture.

The 2017 Notes will mature on May 15, 2017. The 2022 Notes will mature on May 15, 2022. The 2042 Notes will mature on May 15, 2042. On or after the date that is one month prior to the maturity for the 2017 Notes, three months prior to the maturity for the 2022 Notes, or six months prior to the maturity for the 2042 Notes, respectively, the Company may, at its option, redeem the 2017 Notes, the 2022 Notes or the 2042 Notes, at any time, in whole or in part, at its option at a redemption price equal to 100% of the principal amount of such notes, plus accrued and unpaid interest to, but not including, the redemption date. At all other times, the Company may, at its option, redeem the Notes in whole or in part at a redemption price equal to the greater of 100% of the principal amount of the notes then outstanding to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the maturity date computed in accordance with the Indenture, plus, in each case, accrued and unpaid interest, if any, to the redemption date.

The Notes were offered and sold pursuant to the Company’s registration statement on Form S-3 filed on December 12, 2011 (File No. 333-178453). The Company has filed with the Securities and Exchange Commission a prospectus supplement, dated May 7, 2012, together with the accompanying prospectus, dated May 7, 2012, relating to the offering and sale of the Notes. This report does not constitute an offer to sell or solicitation of an offer to buy the Notes.

The above description is qualified in its entirety by reference to the terms of the Base Indenture (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on July 12, 2011) and the Supplemental Indenture attached hereto as Exhibit 4.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

4.1	Supplemental Indenture No. 2, dated as of May 14, 2012, by and between Devon Energy Corporation, as issuer, and UMB Bank, National Association, as trustee for the Notes.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2012

Devon Energy Corporation

By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President Corporate Governance and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture No. 2, dated as of May 14, 2012, by and between Devon Energy Corporation, as issuer, and UMB Bank, National Association, as trustee for the Notes.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).